UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 20, 2007
Date of Report (Date of earliest event reported)

CRAFTY ADMIRAL ENTERPRISES, LTD.
(Exact name of registrant as specified in its charter)

Nevada	0-49725	88-0455809
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 601 - 1383 Marinaside Crescent, Vancouver, British Columbia, Canada	V6Z 2W9
(Address of principal executive offices)	(Zip Code)

(604) 612-4847
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5-   CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02          Departure of Directors or Principal Officers; Appointment of Principal Officers.

Effective on February 20, 2007, the Board of Directors (the "Board") of Crafty Admiral Enterprises, Ltd. (the "Company") accepted the consent to act as the Secretary, Treasurer and Chief Financial Officer of the Company of John W. Jardine.

Mr. Jardine is the President of JW Jardine & Company, a non-reporting company which provides accounting and financial consulting services to both public and private companies. During his 30 year career providing management services, Mr. Jardine has served as a director and officer of both private and public companies. Mr. Jardine has extensive experience in supervising accounting staff, implementing audit procedures and managing all aspects of financial reporting and disclosure - including regulatory filings. Mr. Jardine is currently a director and officer of Geodex Minerals, a reporting company listed on the TSX Venture Exchange, and has been since 1997.

The Company's Board is still comprised of each of Messrs. D. James (Jim) MacKenzie and Lawrence Siccia.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01          Financial Statements and Exhibits.

(a)       Financial statements of businesses acquired.

Not applicable.

(b)       Pro forma financial information.

Not applicable.

(c)       Shell company transactions.

Not applicable.

(d)       Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CRAFTY ADMIRAL ENTERPRISES, LTD.
DATE: February 22, 2007.	By: s/s "D. James (Jim) MacKenzie" _________________________________ D. James (Jim) MacKenzie President, CEO and a director

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